UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2015
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LEIDOS HOLDINGS, INC.
LEIDOS, INC.
(Exact name of registrant as specified in its charter)
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DELAWARE	001-33072 000-12771	20-3562868 95-3630868

(State or other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

11951 Freedom Drive, Reston, Virginia	20190

(Address of Principal Executive Offices)	(Zip Code)
Registrants’ telephone number, including area code: (571) 526-6000
N/A
 (Former names or former addresses if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

£	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

£	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

£	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

£	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
On August 31, 2015, Leidos Enterprise Properties, LLC (the “Seller”), an indirect subsidiary of Leidos, Inc., and TMG Solutions Plaza Land, L.P. (the “Buyer”) entered into an amendment (the “Amendment”) to the Purchase and Sale Agreement (the “Original Agreement”), dated May 3, 2013, between Campus Point Realty Corporation (the predecessor-in-interest to the Seller) and MRP-I Acquisition A, L.L.C. (the predecessor-in-interest to the Buyer). Under the terms of the Original Agreement, the Seller agreed to sell to the Buyer in a series of transactions to be completed over a period of several years approximately 18 acres of land in Fairfax County, Virginia, including four office buildings, a multi-level parking garage, surface parking lots, and other related improvements and structures, as well as related tangible personal property and third-party leases. The Original Agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2013 and the initial transactions were completed in July 2013. Pursuant to the Amendment, the Seller has agreed to sell to the Buyer the remaining building, parcels of land that surround the building and a multi-level surface parking garage for approximately $100 million consisting of approximately $75 million in cash to be paid at closing and a promissory note of approximately $25 million maturing in December 2019. The sale is expected to be completed in December 2015.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	Fourth Amendment to Purchase and Sale Agreement dated August 31, 2015.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEIDOS HOLDINGS, INC.
By:	/s/ Raymond L. Veldman
	Name:	Raymond L. Veldman
	Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary

LEIDOS, INC.
By:	/s/ Raymond L. Veldman
	Name:	Raymond L. Veldman
	Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary

Dated:  September 4, 2015